Exhibit 15

ACKNOWLEDGEMENT OF INDEPENDENT AUDITORS

The Board of Directors
First Midwest Bancorp, Inc.:

We are aware of the incorporation by reference in the following Registration Statements of our reports dated May 14, 2002, August 13, 2002, and October 22, 2002 relating to the unaudited consolidated interim financial statements of First Midwest Bancorp, Inc. that are included in its Form 10-Q for the quarters ended March 31, 2002, June 30, 2002, and September 30, 2002:

* Registration Statement (Form S-3 No. 33-20439) pertaining to the First Midwest Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan

* Registration Statement (Form S-8 No. 33-25136) pertaining to the First Midwest Bancorp, Inc Savings and Profit Sharing Plan

* Registration Statement (Form S-8 No. 33-42980) pertaining to the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan

* Registration Statement (Form S-8 No. 333-42273) pertaining to the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan

* Registration Statement (Form S-8 No. 333-61090) pertaining to the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan

* Registration Statement (Form S-8 No. 333-50140) pertaining to the First Midwest Bancorp, Inc. Non-employee Director Stock Option Plan

* Registration Statement (Form S-8 No. 333-63095) pertaining to the First Midwest Bancorp, Inc. Non-employee Director Stock Option Plan

* Registration Statement (Form S-8 No. 333-63097) pertaining to the First Midwest Bancorp, Inc. Nonqualified Retirement Plan

/s/ Ernst & Young LLP

Chicago, Illinois

October 22, 2002

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